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                                                                    EXHIBIT 10.2


                            UNITED STATES OF AMERICA
                                   BEFORE THE
                          OFFICE OF THRIFT SUPERVISION


------------------------------)
In the Matter of              )        Order No.:  SE-08-05
                              )
                              )
GREATER ATLANTIC BANK         )        Effective Date:  April 25, 2008
                              )
Reston, Virginia              )
OTS Docket No. 08491          )
------------------------------)


                            ORDER TO CEASE AND DESIST
                            -------------------------

         WHEREAS, Greater Atlantic Bank, Reston, Virginia, OTS Docket No. 08491 (Savings Association), by and through its Board of Directors (Board) has executed a Stipulation and Consent to Issuance of an Order to Cease and Desist (Stipulation); and

         WHEREAS, the Savings Association, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. ss. 1818(b); and

         WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Southeast Region (Regional Director), is authorized to issue consent Orders to Cease and Desist where a savings association has consented to the issuance of an order.

         NOW, THEREFORE, IT IS ORDERED THAT:

STATUS REPORT.
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1.       Within fourteen (14) days after the Effective Date of this Order, the
Board shall submit to the Regional Director the first of its bi-weekly reports updating the status of the anticipated merger of its holding company, Greater


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Atlantic Financial Corporation (GAFC) with Summit Financial Group, Inc. (Summit)
(Merger Status Report). The Merger Status Report shall provide the Regional Director a detailed account of the progression of and/or timing of the consummation of the anticipated merger between GAFC and Summit. Thereafter, the Savings Association Board shall provide the Regional Director with an updated Merger Status Report no less often than every fourteen (14) calendar days.

CAPITAL.
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2.       At June 30, 2008, and at all times thereafter, the Savings Association shall have and maintain: (i) a Tier 1 (Core) Capital Ratio of at least six (6) percent, and (ii) a total risk-based capital ratio of at least twelve (12) percent.

ALTERNATIVE STRATEGIC PLAN.
--------------------------

3. Within thirty (30) days after the Effective Date of this Order, the Board shall develop a comprehensive long term operating strategy to be implemented in the event the GAFC merger with Summit is not consummated within twenty-five (25) days after the Effective Date of this Order.

4. Within sixty (60) days after the Effective Date of this Order, the long term operating strategy mandated in Paragraph 3 above shall be incorporated by the Board into a comprehensive three-year written business plan covering the second half of calendar year 2008, calendar years 2009 and 2010, as well as the first half of calendar year 2011 (Business Plan). The Business Plan must contain, at a minimum, the following:

         (a) a thorough discussion of the Savings Association's current business operations and available resources;

         (b) a commitment to maintain the Savings Association's capital at the levels specified in Paragraph 2 above; and


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         (c)  detail the Board's strategies for strengthening and enhancing the
Savings Association's long term viability, including but not limited to, strategies to: (i) improve the Savings Association's retail banking operations;
(ii) improve core earnings and profitability; (iii) adequately support the risk profile of the Savings Association; and (iv) maintain compliance with the capital requirements specified in Paragraph 2 above.

5. Within sixty-five (65) days after the Effective Date of this Order, the Business Plan shall be delivered to the Regional Director for review and approval. The Board shall revise the Business Plan as required by the Regional Director within fifteen (15) days of receipt of written direction from the Regional Director.

6. The Business Plan, as modified consistent with the written direction of the Regional Director, shall be immediately adopted by the Board and shall be complied with by Management and the Board and shall not be further revised or changed in any way without the prior written approval of the Regional Director. The Board shall direct Management to implement and follow the revised Business Plan, as approved by the Board and OTS. Beginning with the calendar quarter ending September 30, 2008, the Board shall require Management to provide the Board with written quarterly reports discussing the Savings Association's compliance with the revised Business Plan (Quarterly Business Plan Report) within thirty (30) days following the end of each calendar quarter. The Board's review of the Quarterly Business Plan Reports shall be fully documented in the appropriate Board meeting minutes.

LENDING.

7. Effective immediately, the Board shall not make any new commercial real estate, commercial, and/or raw land loans without the prior written approval of the Regional Director. Such restriction includes any new loans made to current or future borrowers and modifications of existing loans that would result in an extension of additional funds. Such restriction shall not apply to new loans and modifications of existing loans for which the Savings Association has a legally binding commitment in writing as of the Effective Date of this Order.


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8.       Within sixty (60) days after the Effective Date of this Order, the
Board shall develop and adopt a written plan to reduce the Savings Association's exposure to concentrations in commercial real estate, commercial, and raw land loans (Commercial Loan Reduction Plan). Beginning with the calendar quarter ending September 30, 2008, the Board shall require Management to provide the Board with written quarterly reports discussing the Savings Association's compliance with the Commercial Loan Reduction Plan (Quarterly Commercial Loan Reduction Plan Report) within thirty (30) days following the end of each calendar quarter. The Board's review of the Quarterly Commercial Loan Reduction Plan Reports shall be fully documented in the appropriate Board meeting minutes. The Board shall submit the Quarterly Commercial Loan Reduction Plan Reports to the Regional Director within ten (10) days of the Board's review of each such report.

CREDIT ADMINISTRATION.
---------------------

9. Effective immediately, the Board must ensure that Management enhances credit administration practices, including but not limited to, establishing a system to track maturing loans to ensure that renewals are processed in a timely and efficient manner. Beginning with the first Board meeting following the Effective Date of this Order, and continuing at each monthly Board meeting thereafter, the Board shall require Management to submit written reports on all loans currently in the process of renewal and all loans that have matured in the last month. At a minimum, matured loans should be reported as "Special Mention" on all Thrift Financial Reports (TFR) filed by the Savings Association with the OTS.

10. Within thirty (30) days of the Effective Date of this Order, the Board must confirm that the Savings Association's written lending policy has been amended to reflect the appropriate supervisory loan-to-value (LTV) lending limit of 65 percent for loans secured by undeveloped land, as set forth in the appendix of 12 C.F.R. ss. 560.101 (Interagency Guidelines for Real Estate Lending Policies). Beginning with the first Board meeting following the Effective Date of this Order, and continuing at each monthly Board meeting thereafter, the Board shall receive from Management a written report to the Board detailing the balance outstanding of any and all such loans granted with LTV ratios in excess of the supervisory guidelines set forth in the appendix of 12 C.F.R. ss. 560.101.


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CLASSIFIED ASSETS.
-----------------

11. Within sixty (60) days of the Effective Date of this Order, the Board must review the Savings Association's classified assets and develop and adopt specific strategies to reduce the level of classified assets (Classified Asset Reduction Plan). The Board shall ensure Management adheres to and implements the Classified Asset Reduction Plan. Beginning with the first Board meeting following the Board's adoption of the Classified Asset Reduction Plan, and continuing at each monthly Board meeting thereafter, the Board shall receive from Management a written report to the Board detailing Management's results in implementing the Classified Asset Reduction Plan.

12. Effective immediately, the Board shall ensure that assets are being adequately classified and accurately reported in all TFRs filed by the Savings Association with the OTS, consistent with the requirements of 12 C.F.R. ss.
560.160 and OTS Examination Handbook Section 260: Classification of Assets. All loans with an internal designation as "Watch" loans must be reported, at a minimum, as "Special Mention" in all TFRs filed by the Savings Association with the OTS.

ACCOUNTING SYSTEM CONTROLS.
--------------------------

13. Within thirty (30) days after the Effective Date of this Order, the Board shall ensure that Management develops and maintains accounting system controls that mandate account reconcilements be properly performed and effectively reviewed for timeliness and accuracy (Accounting Control Plan). Beginning with the first Board meeting following the development of the Accounting Control Plan, and continuing at each monthly Board meeting thereafter, the Board shall receive from Management a written report to the Board detailing Management's results in maintaining the Accounting Control Plan.


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BROKERED DEPOSITS.
-----------------

14. Effective immediately, the Savings Association may not accept brokered deposits except in compliance with Section 337.6(b)(2) of the Federal Deposit Insurance Corporation (FDIC) regulations (12 C.F.R. ss. 337.6(b)(2), applicable to "adequately capitalized" institutions). The Savings Association shall provide
(i) written notice to the OTS if the Savings Association requests a waiver from the FDIC; and (ii) the OTS with a copy of the FDIC's documentation indicating its disposition of any request for such a waiver.

DIVIDENDS.
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15.      Effective immediately, the Savings Association shall pay no dividends or make any other capital distributions, as that term is defined in 12 C.F.R. ss. 563.141, without receiving the prior written approval of the Regional Director. The Savings Association's written request for such approval should be submitted to the Regional Director at least forty-five (45) days prior to the anticipated date of the proposed dividend payment or distribution of capital.

BOARD COMPLIANCE COMMITTEE.
--------------------------

16. Within thirty (30) days of the Effective Date of this Order, the Board shall appoint a committee (Regulatory Compliance Committee) comprising three or more non-employee Directors to monitor and coordinate the Savings Association's compliance with the provisions of this Order and the completion of all corrective action required in the October 30, 2006 OTS Report of Examination (2006 Examination).

17. Within thirty (30) days after the end of each calendar quarter, beginning with the quarter ending June 30, 2008, the Regulatory Compliance Committee shall submit a written progress report to the Board detailing the actions taken to comply with each provision of this Order, the corrective actions required by the 2006 Examination, and the results of all such actions. The Board shall review the Regulatory Compliance Committee's progress report and adopt a resolution (i) certifying that each director has reviewed the progress report; (ii) detailing the Savings Association's compliance with the provisions of this Order and corrective actions contained in the 2006 Examination; (iii) identifying each instance of noncompliance; and (iv) setting forth in detail additional corrective actions or steps adopted or required by the Board to address each instance of noncompliance.


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18.      Within sixty (60) days after the Effective Date of this Order, and thereafter within forty-five (45) days after the end of each calendar quarter, the Board shall submit to the Regional Director: (i) a copy of the Regulatory Compliance Committee's quarterly progress report required by Paragraph 17 of this Order; and (ii) a copy of the Board resolution required by Paragraph 17 of this Order, including the Board meeting minutes. Nothing contained herein shall diminish the responsibility of the entire Board to ensure the Savings Association's compliance with the provisions of this Order.

EFFECTIVE DATE, INCORPORATION OF STIPULATION.
--------------------------------------------

19. This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

DURATION.
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20.      This Order shall remain in effect until terminated, modified or suspended, by written notice of such action by OTS, acting by and through its authorized representatives.

TIME CALCULATIONS.
-----------------

21. (a) Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be calendar based, unless otherwise noted; and

         (b) The Regional Director may extend any of the deadlines set forth in the provisions of this Order upon written request by the Association that includes reasons in support for any such extension. Any OTS extension shall be made in writing.


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SUBMISSIONS AND NOTICES.
-----------------------

22. (a) All submissions, including progress reports, to OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes;

         (b) Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

                  (i)      To OTS:
                           John E. Ryan
                           Regional Director, Southeast Region
                           Office of Thrift Supervision
                           1475 Peachtree St., NE
                           Atlanta, Georgia 30309

                  (ii)     To the Association:
                           Charles W. Calomiris, Chairman
                           Greater Atlantic Bank
                           10700 Parkridge Boulevard, Suite P50
                           Reston, Virginia 20191




                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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NO VIOLATIONS AUTHORIZED.
------------------------

23. Nothing in this Order or the Stipulation shall be construed as allowing the Association, its Board, officers or employees to violate any law, rule, or regulation.

IT IS SO ORDERED.



                                 OFFICE OF THRIFT SUPERVISION




                                 By: /s/ John E. Ryan
                                     ---------------------------------------
                                     John E. Ryan
                                     Regional Director, Southeast Region

                                     Date: See Effective Date on page 1




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